UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2009
LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
0-1402
(Commission File Number)

Ohio	34-1860551
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
22801 St. Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)
(216) 481-8100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 16, 2009, Lincoln Electric Holdings, Inc. (the “Company”) issued a press release reporting the execution of definitive agreements for the acquisition of the remaining 52% of Jinzhou Jin Tai Welding and Metal Co., Ltd. (“Jin Tai”), a business in China that it currently has a 48% interest in, as well as the divestiture of a 35% interest in Kuang Tai Metal Industrial Co., Ltd. (“Kuang Tai”), a Taiwan-based business. Pursuant to the agreements, Lincoln will exchange its 35% ownership interest in Kuang Tai for the remaining 52% of Jin Tai. Lincoln will make cash payments of an estimated $38 million and assume Jin Tai’s debt of approximately $18 million. The transaction is subject to customary closing conditions, including approval by both Kuang Tai’s shareholders and government regulatory agencies, with closing expected on or about July 1, 2009. Lincoln expects that the transaction would be modestly dilutive to 2009 earnings. A copy of the Company’s press release issued on March 16, 2009 is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available through the Company’s website at www.lincolnelectric.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1      The Company’s press release dated March 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.
/s/ Vincent K. Petrella
Vincent K. Petrella
Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer) March 16, 2009

LINCOLN ELECTRIC HOLDINGS, INC.
INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	The Company’s press release dated March 16, 2009.